Exhibit 99.1

Moelis & Company Reports Record Third Quarter and First Nine Months

2021 Financial Results;

Declares Special Dividend of $2.50 Per Share in Addition to

Regular Quarterly Dividend of $0.60 Per Share

Record Third Quarter and First Nine Months Revenues and Earnings Per Share

•	For the third quarter and first nine months of 2021, GAAP revenues were $490.8 million and $1,115.6 million, respectively

•	Adjusted revenues for the third quarter of 2021 were $515.9 million, up 149% from the third quarter of 2020 and represent the largest quarter of Adjusted revenues in the Firm’s history

•	Adjusted revenues for the first nine months of 2021 were $1,140.7 million, up 119% from the same period of the prior year

•

GAAP net income of $1.76 per share (diluted) for the third quarter and $3.94 per share (diluted) for the first nine months of 2021; Adjusted net income of $1.77 per share (diluted) for the third quarter and $3.98 per share (diluted) for the first nine months of 2021, respectively

•	Third quarter 2021 Adjusted pre-tax margin of 35% versus 26% in the prior year period; first nine months 2021 Adjusted pre-tax margin of 33% versus 12% in the prior year period

•	Continued to execute on organic growth strategy:

—	Added 11 Managing Directors year-to-date through internal development and key external hires

—	Strong pipeline of internal and external senior level talent

•	Strong balance sheet with cash and short term investments of $558.4 million and no debt or goodwill

—	Declared $3.10 per share in dividends, comprised of a $2.50 per share special dividend in addition to a $0.60 per share regular quarterly dividend

—	Third special dividend declared over the last twelve months

—	With respect to the 2021 performance year, we will have returned approximately $530 million of capital through dividends and share repurchases

NEW YORK, October 27, 2021 – Moelis & Company (NYSE: MC) today reported financial results for the third quarter ended September 30, 2021. On a GAAP basis, the Firm reported revenues of $490.8 million during the third quarter of 2021. We achieved record Adjusted revenues of $515.9 million during the third quarter of 2021, as compared with GAAP and Adjusted revenues of $207.6 million in the prior year period, or an increase of 149%. This represents our largest quarter of revenues in the Firm’s history. The Firm reported third quarter 2021 GAAP net income of $140.5 million, or $1.76 per share (diluted). On an Adjusted basis, the Firm reported net income of $134.8 million or $1.77 per share (diluted) for the third quarter of 2021, which compares with net income of $39.1 million, or $0.54 per share (diluted) in the prior year period.

GAAP revenues for the first nine months of 2021 were $1,115.6 million. Adjusted revenues for the first nine months of 2021 were $1,140.7 million and represented an increase of 119% over the prior year period. GAAP net income for the period was $309.5 million, or $3.94 per share (diluted), as compared with $62.9 million, or $0.88 per share (diluted) in the prior year period. On an Adjusted basis, the Firm reported net income of $300.9 million, or $3.98 per share (diluted), in the first nine months of 2021, as compared with $62.9 million, or $0.88 per share (diluted) in the prior year period. GAAP and Adjusted net income in the first nine months of 2021 include net tax benefits of $0.26 per share and $0.27 per share, respectively, related to the settlement of share based awards.

“Our strength in the first nine months of the year reflects record activity across all products and regions. Our global and collaborative platform remains well positioned to continue to gain market share and capitalize on very high levels of market activity,” said Ken Moelis, Chairman and Chief Executive Officer.

“The operating leverage, earning power and cash generation capabilities of our Franchise have never been better. In the first nine months of 2021, we have achieved a 33% pre-tax margin, and the growth in earnings per share has outpaced our topline growth. In addition, we declared our third special dividend over the last twelve months, further demonstrating our commitment to returning all of our excess capital.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 89% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 11% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s third quarter operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*

	Three Months Ended September 30,
($ in thousands except per share data)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Revenues	$490,821	$207,604	136%	$515,947	$207,604	149%
Income (loss) before income taxes	182,583	50,327	263%	181,902	53,303	241%
Provision (benefit) for income taxes	42,119	8,534	394%	47,119	14,252	231%

Net income (loss)	140,464	41,793	236%	134,783	39,051	245%

Net income (loss) attributable to noncontrolling interests	20,169	8,842	128%	-	-	N/M

Net income (loss) attributable to Moelis & Company	$120,295	$32,951	265%	$134,783	$39,051	245%

Diluted earnings (loss) per share	$1.76	$0.54	226%	$1.77	$0.54	228%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*

	Nine Months Ended September 30,
($ in thousands except per share data)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Revenues	$1,115,594	$521,248	114%	$1,140,720	$521,248	119%
Income (loss) before income taxes	379,185	52,680	620%	378,504	61,391	517%
Provision (benefit) for income taxes	69,721	(10,195)	N/M	77,604	(1,483)	N/M

Net income (loss)	309,464	62,875	392%	300,900	62,874	379%

Net income (loss) attributable to noncontrolling interests	43,299	10,526	311%	-	-	N/M

Net income (loss) attributable to Moelis & Company	$266,165	$52,349	408%	$300,900	$62,874	379%

Diluted earnings per share	$3.94	$0.88	348%	$3.98	$0.88	352%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

On a GAAP basis we earned revenues of $490.8 million, and $1,115.6 million in the third quarter and first nine months of 2021, respectively. On an Adjusted basis, we earned record revenues of $515.9 million in the third quarter of 2021, as compared with $207.6 million in the prior year period, representing an increase of 149%. This compares favorably with a 70%1 increase in the number of global completed M&A transactions in the same period. Our growth during the period was primarily driven by a significant increase in the number of transaction completions as compared with the prior year period, with particular strength in our M&A activity and continued solid levels of restructuring and capital markets activity.

For the first nine months of 2021, we earned record Adjusted revenues of $1,140.7 million, as compared with $521.2 million in the same period of 2020, or an increase of 119%. Our Adjusted revenues for the

[1]	Source: Refinitiv F/K/A Thomson Financial as of October 5, 2021; includes all transactions greater than $100 million in value first nine months of 2021 reflect the highest level of activity in Firm history across all products and regions.

We continued to execute on our strategy of organic growth. So far in 2021, we have added 11 Managing Directors through internal development and key external hires and have a robust pipeline of internal and external candidates who will excel on our platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*

	Three Months Ended September 30,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Expenses:
Compensation and benefits	$307,590	$127,148	142%	$305,957	$126,398	142%
% of revenues	62.7%	61.2%		59.3%	60.9%
Non-compensation expenses	$31,083	$28,498	9%	$31,083	$28,498	9%
% of revenues	6.3%	13.7%		6.0%	13.7%
Total operating expenses	$338,673	$155,646	118%	$337,040	$154,896	118%
% of revenues	69.0%	75.0%		65.3%	74.6%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*

	Nine Months Ended September 30,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Expenses:
Compensation and benefits	$678,106	$371,884	82%	$676,448	$371,039	82%
% of revenues	60.8%	71.3%		59.3%	71.2%
Non-compensation expenses	$94,679	$90,116	5%	$94,679	$90,116	5%
% of revenues	8.5%	17.3%		8.3%	17.3%
Total operating expenses	$772,785	$462,000	67%	$771,127	$461,155	67%
% of revenues	69.3%	88.6%		67.6%	88.5%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $338.7 million for the third quarter and $772.8 million for the first nine months of 2021. On an Adjusted basis, operating expenses were $337.0 million for the third quarter of 2021 as compared with $154.9 million in the prior year period, and $771.1 million for the first nine months of 2021 as compared with $461.2 million in the prior year period. The increase in operating expenses for both current year periods were associated with increased revenues, which drove increased compensation and benefits expenses.

Compensation and benefits expenses on a GAAP basis were $307.6 million in the third quarter and $678.1 million for the first nine months of 2021, respectively. Adjusted compensation and benefits expenses were $306.0 million in the third quarter and $676.5 million for the first nine months of 2021. This compares with Adjusted compensation and benefits expenses of $126.4 million in the third quarter and

$371.0 million in the first nine months of 2020. The increase in Adjusted compensation and benefits expenses in both current year periods is primarily attributable to a larger bonus expense accrual in 2021, associated with meaningfully higher revenues earned as compared with the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $31.1 million for the third quarter of 2021 as compared with $28.5 million for the prior year period. Our non-compensation expense ratio decreased from 14% in the prior year period to 6% in the current year period. For the first nine months of 2021, GAAP and Adjusted non-compensation expenses were $94.7 million as compared with $90.1 million in the prior year period. Our non-compensation expense ratio decreased from 17% in the prior year period to a solid 8% in the current year period.

	GAAP			Adjusted (non-GAAP)*

	Three Months Ended September 30,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Other income (expenses)	$30,435	$(1,631)	N/M	$2,995	$595	403%

N/M	= not meaningful

*See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*

	Nine Months Ended September 30,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Other income (expenses)	$36,376	$(6,568)	N/M	$8,911	$1,298	587%

N/M	= not meaningful

*See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was $30.4 million in the third quarter and $36.4 million for the first nine months of 2021. On an Adjusted basis, other income (expenses) was $3.0 million in the third quarter of 2021 as compared with $0.6 million in the prior year period. In the third quarter of 2021, we recorded a gain to other income of $20.2 million related to the August 2021 sale of 6.0 million shares of our investment in MA Financial. In addition, we recorded a gain to other income of $5.0 million related to net unrealized gains from the mark-to-market impact of the Firm’s investment in the sponsor units of Atlas Crest Investment Corp. and equity shares received as payment for advisory services provided. Through the focused efforts of our employees and overall collaboration of the Moelis advisory platform, the Firm was able to achieve meaningful value creation of the founder shares of each investment. As such, the gains mentioned above are included within Adjusted revenues as we consider the gains equivalent to revenues for the evaluation of compensation. There was no change to our GAAP or Adjusted earnings per share due to the adjustment.

For the first nine months of 2021, other income (expenses) on an Adjusted basis was $8.9 million as compared with $1.3 million for the first nine months of 2020, and include the third quarter gains mentioned above.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 89% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax. Income on the remaining 11% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item. For Adjusted purposes, we have assumed that 100% of the Firm’s third quarter 2021 operating result was taxed at our corporate effective tax rate of approximately 26.0%. Taking the corporate effective tax rate together with a tax benefit of approximately $0.2 million related to the delivery of equity-based compensation at a price above the grant price, resulted in a net tax expense of $47.1 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of September 30, 2021, we held cash and liquid investments of $558.4 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company has declared a special dividend of $2.50 per share in addition to a regular quarterly dividend of $0.60 per share. The $3.10 per share will be paid on November 19, 2021 to common stockholders of record on November 8, 2021. The $2.50 per share special dividend is the third special dividend declared over the last twelve months and demonstrates our commitment to returning 100% of our excess capital to shareholders.

In the first nine months of 2021, we repurchased 1.8 million shares of our common stock for a total cost of $100.0 million. With respect to our performance in the first nine months of 2021, we will have returned approximately $530 million in capital to shareholders through dividends and share repurchases.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, October 27, 2021, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our third quarter 2021 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Third Quarter 2021 Earnings Call. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10160712.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves its clients from 21 geographic locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effects of the COVID-19 pandemic. The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control. Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses includes amounts reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses are useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) excludes amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes, which are discussed below.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2021	2020	2021	2020

Revenues	$490,821	$207,604	$1,115,594	$521,248

Expenses
Compensation and benefits	307,590	127,148	678,106	371,884
Occupancy	5,842	7,660	20,226	22,564
Professional fees	4,771	4,952	16,572	14,383
Communication, technology and information services	9,139	8,162	26,014	24,117
Travel and related expenses	4,469	1,662	8,949	11,154
Depreciation and amortization	1,947	941	5,033	3,216
Other expenses	4,915	5,121	17,885	14,682

Total Expenses	338,673	155,646	772,785	462,000

Operating income (loss)	152,148	51,958	342,809	59,248
Other income (expenses)	30,435	(1,631)	36,376	(6,568)

Income (loss) before income taxes	182,583	50,327	379,185	52,680
Provision (benefit) for income taxes	42,119	8,534	69,721	(10,195)

Net income (loss)	140,464	41,793	309,464	62,875

Net income (loss) attributable to noncontrolling interests	20,169	8,842	43,299	10,526

Net income (loss) attributable to Moelis & Company	$120,295	$32,951	$266,165	$52,349

Weighted-average shares of Class A common stock outstanding
Basic	63,024,943	56,803,430	62,493,293	55,263,689

Diluted	68,274,912	60,668,084	67,631,068	59,241,139

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.91	$0.58	$4.26	$0.95

Diluted	$1.76	$0.54	$3.94	$0.88

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$490,821	$25,126	(a)(b)	$515,947

Compensation and benefits	307,590	(1,633	) (c)	305,957
Other income (expenses)	30,435	(27,440	) (a)(b)(c)(d)	2,995

Income (loss) before income taxes	182,583	(681)		181,902
Provision (benefit) for income taxes	42,119	5,000	(d)(e)	47,119

Net income (loss)	140,464	(5,681)		134,783

Net income (loss) attributable to noncontrolling interests	20,169	(20,169	) (f)	-

Net income (loss) attributable to Moelis & Company	$120,295	$14,488		$134,783

Weighted-average shares of Class A common stock outstanding
Basic	63,024,943	7,803,015	(f)	70,827,958

Diluted	68,274,912	7,803,015	(f)	76,077,927

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.91			$1.90

Diluted	$1.76			$1.77

(a)

Reflects a reclassification of $20.2 million of other income to revenues related to a gain associated with the Firm’s sale of 6.0 million shares of MA Financial Group Limited. GAAP and Adjusted compensation and benefits expense associated with the other income was $12.0 million.

(b)

Reflects a reclassification of $5.0 million of other income to revenues related to net unrealized gains from the mark-to-market impact of the Company’s investment in the sponsor units of Atlas Crest Investment Corp. and equity shares received as payment for advisory services provided. GAAP and Adjusted compensation and benefits expense associated with the other income was $3.0 million.

(c)	Reflects a reclassification of $1.6 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.

(d)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $0.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 26.0%. Our tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $0.7 million which is not included in the corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended September 30, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$127,148	$(750	) (a)	$126,398
Other income (expenses)	(1,631)	2,226	(a)(b)	595

Income (loss) before income taxes	50,327	2,976		53,303
Provision (benefit) for income taxes	8,534	5,718	(b)(c)	14,252

Net income (loss)	41,793	(2,742)		39,051

Net income (loss) attributable to noncontrolling interests	8,842	(8,842	) (d)	-

Net income (loss) attributable to Moelis & Company	$32,951	$6,100		$39,051

Weighted-average shares of Class A common stock outstanding
Basic	56,803,430	11,106,498	(d)	67,909,928

Diluted	60,668,084	11,106,498	(d)	71,774,582

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.58			$0.58

Diluted	$0.54			$0.54

(a)	Reflects a reclassification of $0.8 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.

(b)

Tax Receivable Agreement (“TRA”) liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 25%, resulting in incremental tax expense of $2.2 million to the non-GAAP adjusted results. This expense, together with the TRA liability expense reclassification of $3.0 million discussed in footnote (b) above, and the removal of the economic benefit related to the TRA retained by the Company of $0.5 million, results in a $5.7 million net tax expense adjustment to the non-GAAP provision (benefit) for income taxes.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Nine Months Ended September 30, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,115,594	$25,126	(a)(b)	$1,140,720

Compensation and benefits	678,106	(1,658	) (c)	676,448
Other income (expenses)	36,376	(27,465	) (a)(b)(c)(d)	8,911

Income (loss) before income taxes	379,185	(681)		378,504
Provision (benefit) for income taxes	69,721	7,883	(d)(e)	77,604

Net income (loss)	309,464	(8,564)		300,900

Net income (loss) attributable to noncontrolling interests	43,299	(43,299	) (f)	-

Net income (loss) attributable to Moelis & Company	$266,165	$34,735		$300,900

Weighted-average shares of Class A common stock outstanding
Basic	62,493,293	7,929,786	(f)	70,423,079

Diluted	67,631,068	7,929,786	(f)	75,560,854

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$4.26			$4.27

Diluted	$3.94			$3.98

(a)

Reflects a reclassification of $20.2 million of other income to revenues related to a gain associated with the Firm’s sale of 6.0 million shares of MA Financial Group Limited. GAAP and Adjusted compensation and benefits expense associated with the other income was $12.0 million.

(b)

Reflects a reclassification of $5.0 million of other income to revenues related to net unrealized gains from the mark-to-market impact of the Company’s investment in the sponsor units of Atlas Crest Investment Corp. and equity shares received as payment for advisory services provided. GAAP and Adjusted compensation and benefits expense associated with the other income was $3.0 million.

(c)	Reflects a reclassification of $1.7 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.

(d)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $20.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.9%. Our tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $0.7 million which is not included in the corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Nine Months Ended September 30, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$371,884	$(845	) (a)	$371,039
Other income (expenses)	(6,568)	7,866	(a)(b)	1,298

Income (loss) before income taxes	52,680	8,711		61,391
Provision (benefit) for income taxes	(10,195)	8,712	(b)(c)	(1,483)

Net income (loss)	62,875	(1)		62,874

Net income (loss) attributable to noncontrolling interests	10,526	(10,526	) (d)	-

Net income (loss) attributable to Moelis & Company	$52,349	$10,525		$62,874

Weighted-average shares of Class A common stock outstanding
Basic	55,263,689	11,910,285	(d)	67,173,974

Diluted	59,241,139	11,910,285	(d)	71,151,424

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.95			$0.94

Diluted	$0.88			$0.88

(a)	Reflects a reclassification of $0.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.

(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 25%, in addition to any tax benefit pursuant to the CARES Act and the benefit related to the settlement of share-based awards. As a result, an incremental net tax benefit of $1.5 million has been added to the non-GAAP adjusted results. This benefit, together with the TRA liability expense reclassification of $8.7 million discussed in footnote (b) above, and the removal of the economic benefit related to the TRA retained by the Company of $1.5 million, results in a $8.7 million net tax expense adjustment to the non-GAAP provision (benefit) for income taxes.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.